UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2017

WESTERN GAS EQUITY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35753 (Commission File Number)	46-0967367 (IRS Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (Address of principal executive office) (Zip Code)

(832) 636-6000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2017, Western Gas Partners, LP (“WES”) extended its commodity price swap agreements with Anadarko Petroleum Corporation (“Anadarko”) for the DJ Basin complex and MGR assets through December 31, 2018. Notional volumes for each of the commodity price swap agreements are not specifically defined. Instead, the agreements apply to the actual volume of natural gas, condensate and NGLs purchased and sold at the DJ Basin complex and the MGR assets. The prices set forth in the extended swaps are more favorable than prevailing market prices on the date the extended commodity price swap agreements were executed. There can be no assurance that these commodity price swap agreements will be renewed or extended beyond December 31, 2018, on similar terms or at all. The table below summarizes the swap prices compared to the forward market prices on the date the commodity price swap extensions were executed.

	DJ Basin Complex		MGR Assets
per barrel except natural gas	2018 Swap Prices	Market Prices (1)	2018 Swap Prices	Market Prices (1)
Ethane	$18.41	$5.41	$23.11	$2.52
Propane	47.08	28.72	52.90	25.83
Isobutane	62.09	32.92	73.89	30.03
Normal butane	54.62	32.71	64.93	29.82
Natural gasoline	72.88	48.04	81.68	47.25
Condensate	76.47	49.36	81.68	56.76
Natural gas (per MMBtu)	5.96	2.21	4.87	2.21

(1)
Represents the New York Mercantile Exchange forward strip price as of December 20, 2017, adjusted for product specification, location, basis and, in the case of NGLs, transportation and fractionation costs.

Revenues or costs attributable to volumes settled at the applicable market price in the above table will be recognized in WES’s consolidated statements of operations. WES will also record a capital contribution from Anadarko in its consolidated statement of equity and partners’ capital for the amount by which the swap price exceeds the applicable market price in the above table.

Also, on December 15, 2017, Kerr-McGee Gathering, LLC, a wholly owned subsidiary of WES, and Kerr-McGee Oil & Gas Onshore LLC, a wholly owned subsidiary of Anadarko, entered into an amendment (the “Amendment”) to their Wattenberg Gas Gathering Agreement to provide for a $0.16 per MMBtu increase in the gathering fee and the elimination of the indexed annual escalation of the gathering fee, in each case through the end of the contract term in December 2027.

WES intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission (the “SEC”) pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that it be permitted to redact certain portions of the Amendment. The omitted material will be included in the request for confidential treatment. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a redacted copy of which will be attached as an exhibit to the periodic report filed by WES reflecting the reporting period during which the Amendment was executed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Commodity Price Swap Agreement (filed as Exhibit 10.3 to Western Gas Partners, LP’s Form 10-Q for the quarter ended March 31, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS EQUITY PARTNERS, LP

		By:	Western Gas Equity Holdings, LLC, its general partner

Dated:	December 20, 2017	By:	/s/ Philip H. Peacock
Philip H. Peacock Vice President, General Counsel and Corporate Secretary